-41-

                                                    EXHIBIT 23-1


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements Nos. 33-42288, 33-52409 and 33-23790 of New Jersey Resources Corporation on Forms S-8, S-8 and S-3, respectively, of our report dated November 1, 1993, (April 28, 1994 as to Note 1) appearing in this Annual Report on Form 10-K/A of New Jersey Resources Corporation for the year ended September 30, 1993.








DELOITTE & TOUCHE

Parsippany, New Jersey
April 28, 1994